UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020 (November 11, 2020)

VINCO VENTURES, INC.

(f/k/a Edison Nation, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(866) 536-0943

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2020, the Company (the “Parent”) and its wholly owned subsidiary, Vinco Ventures, Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, the Merger Sub shall be merged with and into the Parent and the Parent shall be the surviving corporation of the Merger (the “Surviving Corporation”). The name of the Surviving Corporation shall be Vinco Ventures, Inc. The transaction closed on November 10, 2020.

The Articles of Merger were filed with the Secretary of State of the State of Nevada on November 11, 2020.

Effective November 12, 2020, the Company anticipates that the common stock, which trades on the Nasdaq Capital Market will cease trading under the ticker symbol “EDNT” and will commence trading under the new ticker symbol “BBIG.” Along with the ticker change, the Company’s common stock has also been assigned a new CUSIP number of 927330100. Outstanding stock certificates for shares of the Company are not affected by the name change and will continue to be valid and need not be exchanged.

Item 8.01. Other Events

On November 4, 2020, the Company’s Board of Directors elected to form a new subsidiary, Vinco Ventures, Inc., for the purpose of entering into an Agreement and Plan of Merger The Articles of Incorporation were filed with the Secretary of State of the State of Nevada on November 4, 2020.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
2.1	Articles of Merger between Edison Nation, Inc. and Vinco Ventures, Inc. dated November 11, 2020
21.1	Articles of Incorporation of Vinco Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2020

VINCO VENTURES, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer